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                                                                   EXHIBIT 2.1

                                                                EXECUTION COPY







                            STOCK PURCHASE AGREEMENT

                                       BY

                                       AND

                                      AMONG



                               Jean-Louis Mourain,

                                 Daniel Molina,


                                RTI-CLARO, INC.,
                              a Quebec corporation


                                       AND


                         RTI INTERNATIONAL METALS, INC.,
                               an Ohio corporation



                               September 28, 2004





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                              EXHIBITS AND ANNEXES


SCHEDULE 2(B)(III) - - WIRE TRANSFER INSTRUCTIONS

SCHEDULE 2(C) - - BOOK VALUE CALCULATION METHODOLOGY

ANNEX I -- DISCLOSURE SCHEDULE -- EXCEPTIONS TO THE SELLERS' REPRESENTATIONS
           AND WARRANTIES CONCERNING THE TRANSACTION

ANNEX II -- DISCLOSURE SCHEDULE--EXCEPTIONS TO THE REPRESENTATIONS AND
            WARRANTIES CONCERNING THE COMPANY


EXHIBIT A -- FINANCIAL STATEMENTS
EXHIBIT B -- FORM OF LEASE
EXHIBIT C -- FORM OF EMPLOYMENT AGREEMENT FOR DANIEL MOLINA
EXHIBIT C-1 -- FORM OF EMPLOYMENT AGREEMENT FOR J. MOURAIN
EXHIBIT D -- FORM OF CONSULTING AGREEMENT FOR JEAN-LOUIS MOURAIN
EXHIBIT E -- FORM OF LEGAL OPINION OF SELLERS' COUNSEL
EXHIBIT F -- FORM OF "UP THE LADDER" CERTIFICATION







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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of September 28, 2004, by and among RTI-Claro, Inc., a Quebec corporation, and a wholly-owned subsidiary of RTI (as defined herein) (the "Buyer"), RTI International Metals, Inc., an Ohio corporation ("RTI"), Jean-Louis Mourain, an individual residing in the Province of Quebec, Canada ("Mourain") and Daniel Molina, an individual residing in the Province of Quebec, Canada ("Molina", and with Mourain, the "Sellers" and each a "Seller"). The Buyer and the Sellers are referred to collectively herein as the "Parties", and each a "Party".

                                    PREMISES

         The Sellers in the aggregate own all of the issued and outstanding share capital of Claro Precision Inc., a Quebec corporation (the "Company").

         The Company is engaged in the manufacturing, assembly, finishing and distribution of precision machined components for the aerospace and telecommunications industries (the "Business").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, 100% of the issued and outstanding share capital of the Company on a fully diluted and as converted basis, so that the Company will become a wholly owned subsidiary of Buyer.

                                   AGREEMENTS

         In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Allocable Portion" means with respect to the share of any Seller in a particular amount that fraction equal to the number of Company Shares the Seller holds as set forth in Section 4(b) of the Disclosure Schedule, over the total number of outstanding Company Shares (including the shares issued upon the exercise by Sellers of all rights to acquire Company Shares).

         "Buyer" has the meaning set forth in the preface above.

         "Closing" has the meaning set forth in Section 2(d) below.

         "Closing Date" has the meaning set forth in Section 2(d) below.


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         "Company" has the meaning set forth in the preface above.

         "Company Shares" means all of the issued and outstanding share capital of the Company.

         "Confidential Information" means, as such term is applicable to any Party herein, any information, knowledge or data concerning the businesses and affairs of the Company, other than information, knowledge or data that (i) was generally available to the public prior to the date of this Agreement, (ii) becomes generally available to the public after the date of this Agreement other than as a result of any action or inaction by such Party, (iii) was or becomes available to such Party on a non-confidential basis from a source other than the Company or its representatives, provided such source is not known to be bound by a confidentiality agreement with the Company, (iv) was within such Party's possession prior to its being furnished to such Party by or on behalf of the Company, provided that the source of such information, knowledge or data is not known to be bound by a confidentiality agreement with the Company or (v) is independently developed by such Party without violating any obligations to the Company.

         "Contamination" means the presence or release or threat of release of Regulated Substances in, on, under or migrating to or from the property, which pursuant to Environmental Laws requires notification or reporting to any federal, state, local, provincial and foreign governments (and all agencies thereof), which constitutes a violation of Environmental Laws or which pursuant to Environmental Laws requires the performance of a Remedial Action.

         "Disclosure Schedule" has the meaning set forth in Section 4 below.

         "Employee Benefit Plan" shall mean any employment contract, employee loan, incentive compensation, profit sharing, retirement, pension, deferred compensation, severance, termination pay, stock option or purchase plan, guaranteed annual income plan, fund or arrangement, payroll incentive, policy, fund, agreement or arrangement, hospitalization, disability, life or other insurance plan, or other employee fringe benefit program or plan, or any other plan, payroll practice, policy, fund, agreement or arrangement similar to or in the nature of the foregoing, oral or written, (in each case other than workers' compensation, unemployment and other governmental programs).

         "Environmental Complaint" shall mean any (i) governmental notice of non-compliance or violation, citation, order or written request for information relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substances; (ii) civil, criminal, administrative or regulatory investigation instituted by a federal, state, local or provincial governments (and all agencies thereof) relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; or (iii) any administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or any written notice of liability or potential liability from any Person, in either instance, setting forth allegations relating to or setting forth a cause of action for personal injury (including but not limited to death), property damage, natural resource damage, performance of Remedial Actions, contribution or indemnity for the costs associated with the performance of Remedial Actions or Security Interest attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties or declaratory or equitable relief arising under any Environmental Law.


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         "Environmental Law" means any regulations promulgated or any equivalent federal, provincial or local law, and any amendments thereto) and all other applicable laws (including rules, regulations, permits, codes, plans, injunctions, judgments, orders, decrees, rulings, settlement agreements, consent decrees and charges thereunder) of federal, state, local and provincial governments (and all agencies thereof) relating or pertaining to: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances (iii) protection of the environment and/or natural resources; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination.

         "Environmental Permits" means all permits, licenses, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws.

         "Financial Statements" has the meaning set forth in Section 4(h) below.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the applicable jurisdiction.

         "Indemnitee" has the meaning set forth in Section 8(e) below.

         "Indemnitor" has the meaning set forth in Section 8(e) below.

         "Intellectual Property" means any or all of the following: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions (whether patentable or not), invention disclosures, formulations, software, source code, improvements, trade secrets, proprietary information, manufactures, processes, methods, methods of doing business, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
(iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators and other names and locators associated with the Internet; (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor, together with the goodwill associated therewith; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated; and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

         "Knowledge" or "knowledge" means actual knowledge after reasonable investigation by an individual, officer or director who would reasonably be expected to have knowledge of the matter in question. An individual will be deemed to have "knowledge" of a particular fact or matter if: (a) such individual is actually aware of such fact or matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter. A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or matter if any individual who is serving or who had at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity), (x) has, or at any time had,



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knowledge of such fact or other matter, or (y) a prudent individual who was acting in the capacity as a director, officer, partner, executor or trustee of the Person in question could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter.

         "Material Adverse Effect" means an adverse effect which is of significant importance, individually or in the aggregate, on the assets, condition (financial or otherwise), liabilities or results of operations of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4(h) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchase Price" has the meaning set forth in Section 2(b) below.

         "Regulated Substances" means any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "residual hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "residual substance," "contaminated land (including soil, surface water and underground water)," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "pesticide" or "regulated substance" or any other substance, material or waste, regardless of its form or nature, the manufacturing, processing, sale, generation, treatment, transportation, storage, recycling, disposal, release, discharge, labeling or other management or use of which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, flammable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws including without limitation, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenyls, mercury, radon and radioactive materials.

         "Remedial Action" means any investigation, identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in-situ treatment, containment, operation and maintenance or management in-place, control, abatement or other response actions to Regulated Substances and any closure and post-closure measures associated there.

         "Securities Act" means the Securities Act of 1933, as amended, of the United States.


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         "Security Interest" means any mortgage, hypothec, pledge, lien, encumbrance, charge, or other security interest or restriction, other than (a) mechanic's, materialmen's and construction legal hypothecs, and similar liens arising in the Ordinary Course of Business, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money that do not materially interfere with the conduct of the Company's business.

         "Seller" has the meaning set forth in the preface above.

         "Subsidiary" means (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Company or by one or more of its Subsidiaries, or by such Company and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Company, or by one or more of its Subsidiaries, or by such Company and one or more of its Subsidiaries and (iii) any limited partnership or limited liability company of which such Company or any of its Subsidiaries is a general partner or managing member. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Company having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Company, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

         "Taxes" means all taxes, charges, fees, levies, imposts and other assessments, including taxes on all income, sales, use, goods and services, added value, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers' compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any federal, state, local, provincial and foreign governments (and all agencies thereof) in connection with the determination, assessment, collection, or payment of any Taxes or in connection with the administration, implementation, or enforcement of or compliance with any law relating to any Taxes.

2. PURCHASE AND SALE OF COMPANY SHARES.

         (a) Basic Transaction. On the Closing Date and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell and transfer to the Buyer, all of his Company Shares for the consideration specified below in this Section 2.


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         (b) Purchase Price. In consideration for the Company Shares, the Buyer agrees to pay CAN$38,000,000.00 (the "Purchase Price") by delivery of cash payable by wire transfer of immediately available Canadian funds on the Closing Date, subject to any adjustments pursuant to Section 2(c) below; provided, however, that at Buyer's sole option, which Buyer may elect at any time prior to one (1) business day before the Closing Date, Buyer may elect to pay up to twenty percent (20%) of the Purchase Price in shares of RTI common stock (the "RTI Common Stock"), which is traded on the New York Stock Exchange. The RTI Common Stock to be issued in connection with this Agreement, shall be calculated using the average closing price of RTI's common stock on the New York Stock Exchange for the twenty (20) trading days immediately preceding the Closing Date (the "Trading Price"), and shall be converted from United States dollars to Canadian dollars using the official 12:00 noon exchange rate posted by the Central Bank of Canada on the Closing Date (the "Exchange Rate"). The RTI Common Stock, if issued, will be restricted from resale for a period of one (1) year after the Closing Date. At the conclusion of such one (1) year period, the Sellers may sell such RTI Common Stock, if issued, pursuant to Regulation S and Rule 144 of the Securities Act, and pursuant to the Quebec Securities Act. The Purchase Price shall be paid as follows:

                  (i) In the event that the Buyer elects to pay a portion of the Purchase Price in RTI Common Stock, RTI will issue a stock certificate, in the name of each Seller, for such number of shares of RTI Common Stock determined by multiplying the number of shares of RTI Common Stock to be issued to both Sellers by the Allocable Portion of such Seller; and

                  (ii)The balance of the Purchase Price shall be paid in cash at Closing by wire transfer in immediately available Canadian funds to each Seller, per the instructions set forth on Schedule 2(b)(ii), determined by multiplying the cash Purchase Price to be paid to both Sellers by the Allocable Portion of such Seller (subject to Section 2(c)(ii)).

         (c) Balance Sheet Adjustment.


                  (i) On the Closing Date, the Sellers shall deliver to the Buyer an estimated balance sheet of the Company as of the Closing Date (the "Estimated Closing Balance Sheet"). The Estimated Closing Balance Sheet shall be prepared in accordance with GAAP of the applicable jurisdiction, except for the carrying value of inventory, and using the accounting principles, policies and practices used by the Company in the preparation of its financial statements for the years ended August 31, 2001, 2002, 2003 and 2004 (the "Historical Financials"). The Estimated Closing Balance Sheet shall be prepared by the Sellers verifying that the Book Value of the Company equals at least that amount set forth on Schedule 2(c) (the "Target Book Value "). "Book Value" shall mean, the excess of the Company's total assets over the Company's total liabilities provided that there shall be no deduction from the Company's net assets for this purpose for any adjustment required to record the Company's inventory in accordance with GAAP. The amount by which the Book Value shown on the Estimated Closing Balance Sheet differs from the Target Book Value shall be the "Initial Purchase Price Adjustment Amount".

                  (ii) The Initial Purchase Price Adjustment Amount shall be applied on the Closing Date. If the Initial Purchase Price Adjustment Amount is negative (i.e., the Book Value of the Company as shown on the Estimated Closing Balance Sheet is less than the Target Book Value), the Purchase Price paid to the Sellers on the Closing Date pursuant to Section 2(b) shall be


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reduced by an amount equal to the Initial Purchase Price Adjustment Amount. If the Initial Purchase Price Adjustment Amount is positive, no adjustment shall be made.

                  (iii) As promptly as practical, and in any event not more than sixty (60) calendar days after the Closing Date, the Sellers shall deliver to the Buyer a balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with GAAP of the applicable jurisdiction and using the accounting principles, policies and practices used by the Company in the preparation of its Historical Financials, except for the carrying value of inventory which shall be done consistent with past practices. The Closing Balance Sheet shall be prepared by the Sellers and Sellers' independent accountants, Andre Corriveau C.A. The Parties agree that the Closing Balance Sheet will be audited. The Closing Balance Sheet shall then be compared to the Estimated Closing Balance Sheet. The amount by which the Book Value on the Closing Balance Sheet (as determined by subsections (iv) and (v) below) differs from the Book Value on the Estimated Closing Balance Sheet shall be the "Final Purchase Price Adjustment Amount".

                  (iv) The Buyer shall have a period of ninety (90) calendar days after its receipt of the Closing Balance Sheet (the "Review Period") to raise any objection to the Sellers' determination of the Book Value on the Closing Balance Sheet. Any such objection shall be made in writing (the "Notice of Disagreement") to Sellers prior to the end of the Review Period. Any Notice of Disagreement shall specify in reasonable detail the nature and amount of such disagreement so asserted. Any Notice of Disagreement which does not make a good faith claim for an aggregate adjustment of more than CAN$10,000.00 shall not be valid and will be of no force and effect. In the event that the Buyer objects, within the Review Period, to Sellers' determination of the Book Value, the Sellers and the Buyer shall negotiate among themselves in good faith for the fifteen (15) day calendar period following receipt by Sellers of the Notice of Disagreement. If no resolution is reached within the fifteen (15) calendar day period, the Buyer and the Sellers shall submit the dispute to Ernst & Young (the "Independent Accountants"), and the decision of the Independent Accountants shall be conclusive and binding on the Parties (the "Final Determination"). The Independent Accountants making the Final Determination shall act as an arbitrator and will review any and all matters which remain in dispute. The Independent Accountants shall deliver the Final Determination to the Parties as soon as practicable following their selection. In the event the Parties submit any unresolved objections to the Independent Accountants for Final Determination, the Buyer and the Sellers will share responsibility for the fees and expenses of the Independent Accountants as follows: (i) if the Independent Accountants resolve all of the remaining objections such that the Book Value per the Final Determination is lower than that reflected on the Closing Balance Sheet, the Sellers will be responsible for all of the fees and expenses of the Independent Accountants and (ii) if the Independent Accountants resolve all of the remaining objections such that the Book Value per the Final Determination is equal to or higher than that reflected on the Closing Balance Sheet, the Buyer will be responsible for all of the fees and expenses of the Independent Accountants. Except for the fees and expenses of the Independent Accountants, each of the Buyer and Sellers shall be responsible for their own expenses incurred in connection with this Section 2(iv).

                  (v) The Final Purchase Price Adjustment Amount shall be made or delivered to the Buyer within five (5) business days of the earlier to occur of (i) the Final Determination of the Book Value in accordance with Sections 2(iii) and 2(iv), (ii) the agreement of Buyer and the Sellers


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as to the calculation of the Book Value and (iii) the Buyer's acceptance of
Sellers' calculation of the Book Value. If the Final Purchase Price Adjustment Amount is negative (i.e., the actual Book Value of the Company as determined in accordance with Sections 2(iii) and 2(iv) above is less than the Book Value as set forth on the Estimated Closing Balance Sheet), the Sellers shall deliver to Buyer the Final Purchase Price Adjustment Amount in immediately available Canadian funds within five (5) business days of the determination made in the first sentence of this Section 2(v). If the Final Purchase Price Adjustment Amount is positive, no adjustment is necessary. The Buyer shall have the right to off set any payment due to the Sellers in connection with any amounts owed to Buyer by the Sellers with respect to any Final Purchase Price Adjustment Amount.

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Lavery, de Billy, 1 Place Ville-Marie, Suite 4000, Montreal QC H3B 4M4, Province of Quebec, Canada, commencing at 10:00 a.m. local time on (i) the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or
(ii) such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").

         (e) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his Company Shares, duly endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver the Purchase Price as specified in Section 2(b) above, except for stock certificates representing the RTI Common Stock, if issued in accordance with Section 2(b) hereof, which RTI will deliver within six (6) days after the Closing provided that Buyer causes RTI to confirm in writing at the Closing the issuance of such RTI Common Stock as of the Closing. RTI also agrees to provide to each Seller, at the Closing, a copy of an instruction letter delivered to RTI's transfer agent setting forth instructions regarding the issuance of the RTI Common Stock, if any, pursuant to Section 2(b) hereof.

3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

         (a) Representations and Warranties of the Sellers. Each of the Sellers jointly and severally represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement, except as set forth in Annex I attached hereto.

                  (i) Authorization of Transaction. Each Seller has full power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and thereby and to perform his obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions. The Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.


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                  (ii) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers is subject.

                  (iii) Brokers' Fees. Except as set forth on Section 3(a)(iii) of Annex I, the Sellers have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (iv) Company Shares. Each Seller holds of record and owns beneficially the number of Company Shares set forth next to his name on Section 3(a)(iv) of Annex I, free and clear of any restrictions on transfer (other than restrictions under applicable Canadian or provincial securities laws or under the constating documents of the Company), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Neither Seller is a party to any option, warrant, purchase right, or other contract or commitment that requires or could require either Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). Neither Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. There are no outstanding options, warrants or other rights of any kind to acquire Company shares or any other equity shares of the Company.

                  (v) Certifications. Pursuant to Section 7(a)(xx) below, each of the Sellers shall execute a customary "up the ladder" certification to the Chief Executive Officer and Chief Financial Officer of RTI (the "Certification"), as RTI may require of certain of its other officers and employees, in connection with the preparation and completion of RTI's periodic reports, substantially in the form of Exhibit F hereto. Each Certification executed by a Seller shall be true and correct in all respects and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (vi) Investment. The Sellers are not acquiring the RTI Common Stock, if issued pursuant to Section 2(b) above, with a view to or for sale in connection with any distribution thereof within the meaning of the applicable Canadian or provincial or other securities laws and regulations.

                  (vii) Power of Attorney. There are no outstanding powers of attorney executed on behalf of the Sellers.


         (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement.

                  (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this Agreement, if necessary, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

                  (iii) Investment. The Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the applicable Canadian or provincial or other securities laws and regulations.

                  (iv) Noncontravention. The Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except where the failure to give such notice, make such filing or obtain such authorization, consent or approval would not have a Material Adverse Effect.

         (c) Representations and Warranties of RTI. RTI represents and warrants to the Sellers that the statements contained in this Section 3(c) are correct and complete as of the date of this Agreement.

                  (i) Organization of RTI. RTI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio.

                  (ii) Authorization of Transaction. RTI has the full corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of RTI, enforceable in accordance with its terms and conditions.

                  (iii) Valid Issuance of RTI Common Stock. The RTI Common Stock, if issued pursuant to Section 2(b) hereof, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. The RTI Common Stock, if issued pursuant to Section 2(b) hereof, when issued in accordance with the terms hereof, will be issued in accordance with the applicable rules of the New York Stock Exchange and the Securities Act.

                  (iv) Financial Statements and Reports. As of their respective dates, the RTI SEC Filings (as hereinafter defined) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 2003 RTI has filed with the Securities and Exchange Commission (the "Commission") all reports and registration statements and all other filings required to be filed with the Commission. The financial statements, including the notes thereto, of RTI included or incorporated by reference in the RTI SEC Filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of RTI and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended. As used in this Agreement, "RTI SEC Filings" means (i) RTI's annual report to shareholders for the year ended

December 31, 2003, (ii) RTI's quarterly reports filed subsequent to RTI's annual report on Form 10-K for the year ended December 31, 2003; (iii) all Current Reports on Form 8-K filed subsequent to December 31, 2003, and (iv) proxy statements relating to all meetings of its shareholders (whether annual or special) since December 31, 2003.

                  (v) Noncontravention. RTI is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except where the failure to give such notice, make such filing or obtain such authorization, consent or approval would not have a Material Adverse Effect.

4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. The Sellers jointly and severally represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule attached hereto as Annex II delivered by the Sellers to the Buyer on the date hereof (the "Disclosure Schedule").

         (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. The copies of the Company's organizational documents, Bylaws or similar charter documents (the "Charter Documents") attached to Section 4(a) of the Disclosure Schedule, are true, correct and complete and each include all amendments up to the date hereof. The Company has provided to Buyer copies of the Company's stock records, which are complete and correct and the Company's minute book, which is complete and correct in all material respects.

         (b) Capitalization. The entire authorized capital stock of the Company consists of an unlimited number of Class "A" and Class "B" shares. As of the date of this Agreement, the Company Shares consist of 1500 Class "A" shares. All of the Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as described in Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. None of the outstanding capital stock or other securities of the Company was issued in violation of the Canadian, provincial or other securities laws or regulations, or any other applicable law.

         (c) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, indenture, sublease, loan agreement, note, restriction, obligation or liability or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), (iii) conflict with or result in a breach of any of the terms, conditions or provisions of the Charter Documents of the Company, or (iv) require the Company to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any governmental entity, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect. The Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except where the failure to give such notice, make such filing or obtain such authorization, consent or approval would not have a Material Adverse Effect.

         (d) Brokers' Fees. Except as set forth in Section 4(d) of the Disclosure Schedule, the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Real Property; Assets; Condition of Buildings and Tangible Personal Property.


                  (i) Subject to ordinary wear and tear for like property of comparable age and except for such works and repairs as otherwise disclosed on
Section 4(e)(i) of the Disclosure Schedule, the immovable or real property (including all buildings, fixtures, sidings, parking lots, roadways, structures, erections, fixed machinery used in the Business, fixed equipment and appurtenances used in the Business situate on, in, under, over or forming part of the immovable or real property (collectively, the "Improvements")) owned or leased by the Company (collectively, the "Real Property") is in good operating condition suitable for the operation of the Business currently conducted and presently proposed to be conducted by Company.

                  (ii) The Company is the sole beneficial and unconditional owner and has good and marketable title to all of its assets (tangible and intangible), free and clear of any and all Security Interests, except as disclosed in Section 4(e)(ii) of the Disclosure Schedule. Immediately after the Closing, no Security Interest will affect the conduct of the Company's Business, as presently conducted except as set forth in Section 4(e)(ii) of the Disclosure Schedule hereof. There is no agreement, contract, option, commitment, right of privilege or other right binding upon, or which at any time in the future may become binding upon, the Company to sell, transfer, assign or charge with a Security Interest or in any other way dispose of or encumber any of their assets other than in the ordinary and normal course of business. To the knowledge of the Company and the Sellers, there is not now any basis upon which the assets of the Company might become subject to any Security Interest, except as set forth in Section 4(e)(ii) of the Disclosure Schedule hereof, and the assets legally and beneficially owned by the Company constitute all property and assets necessary to carry on its Business as it is currently conducted.

                  (iii) All tangible assets of the Company are either on its respective premises, in its possession or under its control except as set forth in Section 4(e)(iii) of the Disclosure Schedule. No other Person has any right, title or interest in or to any property or asset now owned or proposed to be used by the Company in its Business except as set forth in Section 4(e)(iii) of the Disclosure Schedule.

                  (iv) Section 4(e)(iv) of the Disclosure Schedule contains a detailed list of all material machinery, equipment, vehicles, furniture and other movable or personal property owned or leased by the Company, including termination dates of all leased property (collectively "Personal Property").

                  (v) All of the Real Property and items of Personal Property owned, leased or used by the Company are, when taken as a whole, sufficient for the present conduct of the Business. Except as disclosed in Section 4(e)(v) of the Disclosure Schedule, the Personal Property is in good operating condition and repair taking into consideration the age and use of the Personal Property and such property has been maintained in a commercially reasonable manner.

                  (vi) Section 4(e)(vi) of the Disclosure Schedule identifies each Personal Property lease. Each such lease is in full force and effect and has not been amended. Except as disclosed in Section 4(e)(vi) of the Disclosure Schedule, the Company is entitled to the full benefit and advantage of each Personal Property lease in accordance with its terms. The Company is not in material default under any Personal Property lease.

         (f) Subsidiaries. There are no Subsidiaries of the Company.

         (g) Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. At the Closing, all of those books and records will be in the possession of the Company.

         (h) Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively, the "Financial Statements"): (i) the audited balance sheet and statement of operation, stockholders' equity and cash flow as of and for each of the fiscal years ended August 31, 2001, 2002 and 2003, including in each case the notes thereto, together with the report thereon of the Company's independent certified public accountants, and (ii) the unaudited, internally prepared, balance sheet and statement of income, and cash flow as of and for the 12 months ended August 31, 2004 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements were prepared from the books and records of the Company and present fairly the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all having been prepared in accordance with GAAP, except for the carrying value of inventory, applied on a consistent basis, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the balance sheet). The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as may be disclosed in the notes to such financial statements.

         (i) Liabilities. Except as set forth in Section 4(i) of the Disclosure Schedule, the Company does not have any liabilities or obligations of any nature (whether secured or unsecured, accrued, absolute, contingent, unasserted, unliquidated or otherwise due or to become due) required to be disclosed, reflected or reserved against in the Financial Statements except (i) as disclosed, reflected or reserved against in the Financial Statements or (ii) for liabilities and obligations incurred in the Ordinary Course of Business since the Most Recent Fiscal Month End (none of which arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, or violation of law) and which either individually or in the aggregate, would not have a Material Adverse Effect.

         (j) Guarantees. Except as specified in Section 4(j) of the Disclosure Schedule or in the Financial Statements, or as arise in the Ordinary Course of Business with respect to endorsement and collection of checks, (a) the Company has not guaranteed, become surety or contingent obligor for or assumed any obligation of any person or entity and (b) no assets of the Company are or have been pledged, hypothecated, delivered for safekeeping, subjected to a Security Interest or otherwise provided in any way as security for payment or performance of any obligation of a person other than for the Company.

         (k) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, the Company has conducted its business in the Ordinary Course of Business and there has not been any:

                  (i) material adverse change in the assets, condition (financial or otherwise), liabilities or results of operations of the Company;

                  (ii) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar agreement or arrangement with any director, officer or employee, other than the distribution set forth on Section 4(k)(ii) of the Disclosure Schedule and reserved on the Company's February 29, 2004 balance sheet;

                  (iii) adoption of, or increase in the payments to or benefits under, any profit-sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company;

                  (iv) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company for which the aggregate proceeds thereof or payments therefor exceed CAN$25,000, or the sale, license or other disposition of any of the Company's Intellectual Property;

                  (v) capital expenditure, or a series of capital expenditures, exceeding CAN$25,000;

                  (vi) incurrence, assumption or guarantee of any indebtedness other than in the Ordinary Course of Business;

                  (vii) creation or incurrence of any Security Interest on any of the Company's assets;

                  (viii) material change in the accounting methods used by the Company; or

                  (ix) agreement or commitment, whether oral or written, by the Company to do any of the foregoing.

         (l) Legal Compliance. The Company has complied with all applicable laws (including rules, regulations, codes, plans, engineering standards, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, provincial and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, all applicable laws where any such violation or failure would have a Material Adverse Effect. The Company has not received any notice or other communication (whether oral or written) from any government or governmental agency or any other Person regarding any actual, alleged, possible, or potential material violation of, or material failure to comply with, any applicable law.

         (m) Tax Matters.

                  (i) Filings.

                           (1) The Company has prepared and filed with all
appropriate tax authorities all tax returns, elections or designation with respect to any Taxes required to be filed by or on behalf of the Company with respect to any Taxes in any domestic or foreign federal, provincial, municipal, state, territorial or other tax legislation for all fiscal periods ending prior to the date hereof.

                           (2) No extension of time in which to file any such
returns, declarations, remittances, information returns, reports or other documents is in effect.

                           (3) All Taxes shown on all such returns, or on any
assessments or reassessments with respect to any such returns have been paid in full.

                           (4) No filing of such returns, declarations,
remittances, information returns, reports or other documents contained any material misstatement or omitted any statement of material fact that should have been included therein.

                  (ii) Reassessment of Taxes. Except as set forth on Section 4(m)(ii) of the Disclosure Schedule:

                           (1) There are no reassessments of any of the
Company's Taxes that have been issued and are outstanding and there are no outstanding issues that have been raised and communicated to the Company by any tax authority for any taxation year with respect to which a Tax Return of the Company has been audited;

                           (2) No tax authority has challenged, disputed or
questioned the Company with respect to Taxes or of any returns under any tax legislation;

                           (3) The Company is not negotiating any draft
assessment or reassessment with any tax authority. Neither the Company nor any of the Sellers has been informed by any tax authority that an assessment or reassessment of the Company is proposed with respect to any Taxes, regardless of its merits; and

                           (4) The Company has not executed or filed with any
tax authority any agreement or waiver extending the period for assessment, reassessment or collection of any Taxes.

                  (iii) There are no actions, suits, audits, investigations, claims or other proceedings pending or, to the best of the Sellers' knowledge, after due inquiry, threatened, against the Company with respect to any Taxes, and there are no facts or circumstances known to the Sellers or acts, omissions, events, transactions or series of transactions (including the transactions contemplated by this Agreement) occurring wholly or partly as or before the date hereof, which could, or are likely to, give rise to any such actions, suits, audits, proceedings, investigations or claims.

                  (iv) The Company has made adequate provisions for any Tax due and unpaid with respect to its current taxation year.

                  (v) Except as disclosed in the financial statement of the Company for the current taxation year, it is not liable for any Taxes.

                  (vi) The Company has withheld from each payment made by it to employees and non-residents all Taxes required to be withheld under applicable law and has remitted, or where permitted by applicable law, provided security for, such withheld amounts within the prescribed periods to the proper tax authority.

                  (vii) The Company has not forgiven, and has not been deemed for tax purposes to have forgiven, any of its debt.

                  (viii) There are no circumstances existing which could result in the application of Section 78 of the Income Tax Act (Canada) or any equivalent provincial provision to the Company after the date hereof.

                  (ix) The Company has maintained and continues to maintain at its place of business in Canada all books and records required to be maintained under federal and provincial tax legislation.

                  (x) The Company has provided or made available to the Buyer all tax returns with respect to all taxation years and periods for which the relevant limitation or prescription period has not yet expired and all working papers, calculations and schedules relating thereto, together with all communications relating thereto from any tax authority and the response, if any, of the Company to such communication. The Company has provided or made available to the Buyer all invoices, purchase orders, and all such other documents as are necessary for any claim for input tax credits or refunds claimed or to be claimed by it under applicable law, and for more certainty, under the Excise Tax Act (Canada) and An Act Respecting Quebec Sales Tax and any other relevant provincial sales tax legislation.

                  (xi) The Company has not entered into any transactions (including any acquisition or disposition of assets or the receipt or provision of any services) with a Person with whom it did not deal at arm's length for purposes of federal or provincial tax legislation where such transactions were not for fair market value consideration and on arm's length terms and conditions.

                  (xii) There is no deductible outlay or expense owing by the Company to a Person with whom it was not dealing at arm's length at the time the outlay or expense was incurred which is unpaid and which will be included in the Company's income for any taxation year ending on or after the date hereof.

                  (xiii) The Company has no loans or indebtedness outstanding which have been made to shareholders, directors, officers or employees, or former shareholders, directors, officers or employees of the Company or to any Person or corporation not dealing at arm's length with the Company.

                  (xiv) All of the interest which has been paid or is payable by the Company with respect to its current liabilities and long-term debt is deductible in calculating such Company's income for tax purposes.

                  (xv) The Company is not a financial institution within the meaning of the Excise Tax Act (Canada).

                  (xvi) Except for elections under Section 167 of the Excise Tax Act (Canada), the Company is not a party to any elections made under the Excise Tax Act (Canada).

                  (xvii) The Company is not a non-resident of Canada for purposes of the Income Tax Act (Canada) and Quebec tax legislation.

                  (xviii) The Company has not waived any statute of limitations or prescription period in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                  (xix)The Company is not a party to any Tax allocation or sharing agreement.

         (n) Real Property.

                  (i) The Company does not own any real property.

                  (ii) Except as set forth on Section 4(n)(ii)of the Disclosure Schedule, the Company is not a lessee or lessor under any real estate lease (the "Leased Properties"). The Company has the right to quiet enjoyment, except as set forth on Section 4(n)(ii)of the Disclosure Schedule, of all such immovable or real property described in Section 4(n)(ii) of the Disclosure Schedule for the full term of each lease or similar agreement (and any renewal options related thereto) relating thereto, and the leasehold or other interest of the Company in such immovable or real property is not subject or subordinate to any lien. Each such lease or other agreement is in good standing and in full force and effect, unamended, and neither the Company nor the lessors are in material default under any of such leases, and each such lease or agreement constitutes a valid and binding obligation of the parties thereto, enforceable in accordance with its terms.

                  (iii) Except as set forth on Section 4(n)(iii) of the Disclosure Schedule, all permits and authorizations required by any governmental entity with respect to the present use, occupancy or operation of the Leased Properties have been obtained and are in full force and effect, and all the buildings and improvements erected thereon and the present use of the Leased Properties is in compliance with all applicable material zoning, development, fire, health and building laws, ordinances and regulations. The Company is not a party to any contract or agreement, other than the leases set forth on Section 4(n)(ii) of the Disclosure Schedule, which contains covenants relating to occupation or possession of the Leased Properties and does not have any knowledge of any third party being party to any such contract or agreement. The Company has not granted to any person any rights or options to occupy, lease or purchase the Leased Properties. There is no claim, action or proceeding pending or, to Company's knowledge, threatened, by any Person which would reasonably be likely to materially adversely affect the use or occupancy of the Leased Properties. The Company has no knowledge of, nor has the Company received notice of, any violation of any federal, state, local, provincial or foreign law, ordinance, regulation or other legal requirement in respect of the Leased Properties and the current uses of the Leased Properties comply with applicable law.

                  (iv) All amounts of rent and other amounts presently owing under the Leased Properties have been paid. The Company is not in breach of its obligations under the Leased Properties, and no act or event has occurred which, with notice or lapse of time, or both, would constitute a breach thereof. There is no dispute between the Company and the lessor thereunder (or any other party with respect thereof) and there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute a default under any such lease by the Company or any other party to such lease and the Company has not received any notice of a default by a lessor.

                  (v) None of the leases has been assigned by the Company in favor of any Person. The Company has not received notice that any party has breached, intends to breach or intends to discontinue any lease related to the Leased Properties.

                  (vi) Section 4(n)(ii) of the Disclosure Schedule lists all real property leased or subleased to the Company. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in
Section 4(m)(ii) of the Disclosure Schedule. Each lease and sublease listed in
Section 4(m)(ii) of the Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a Material Adverse Effect.

                  (vii) Except as set forth on Section 4(n)(vii) of the Disclosure Schedule, the Company has obtained from each hypothecary creditor or mortgagee of each lessor of each leased premises whose mortgage ranks in priority to the applicable lease, an agreement not to disturb the Company's possession thereof while it is not in default under the applicable lease. None of the leases has been assigned by the Company in favour of any Person.

         (o) Export Control Laws. The Company has conducted its export transactions in accordance with applicable provisions of Canadian export control laws and regulations.

                  (i) The Company has obtained all export licenses and other approvals required for the export of its products and technologies from Canada.

                  (ii) The Company is in compliance with the terms of all applicable export licenses or other approvals.

                  (iii) There are no pending, or to the Company's and the Sellers' Knowledge, threatened claims against the Company with respect to such export licenses or other approvals.

                  (iv) There are no actions, conditions or circumstances pertaining to the Company's export transactions that may give rise to any future claims.

                  (v) No consents or approvals for the transfer of export licenses as a result of the transactions contemplated by this Agreement are required, or such consents and approvals can be obtained expeditiously without material cost.

                  (vi) No customers or other end users of any such exports has advised the Company or the Sellers that they are re-exporting to unauthorized countries or are otherwise in violation of any laws of regulations of Canada, the United States or other foreign countries.

         (p) Intellectual Property.

                  (i) Section 4(p) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property.

                  (ii) The Company owns or has a valid and enforceable right to use all of the Intellectual Property it purports to own or uses, free and clear of all Security Interests or obligations to license all such owned Intellectual Property.

                  (iii) To the Knowledge of the Company and any of the Sellers, the Company's ownership or use of its Intellectual Property does not infringe upon or otherwise conflict with the rights of any third parties.

                  (iv) No third party has challenged or, to the Knowledge of the Company and any of the Sellers, threatened to challenge the right of the Company to own or use any of its Intellectual Property.

                  (v) The Company is not a party to any outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use of any its Intellectual Property.

                  (vi) All necessary registration, maintenance and renewal fees currently due in connection with any of the Company's Intellectual Property have been made and all necessary documents, recordations and certificates in connection with any such Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada or foreign jurisdictions, as the case may be, for the purposes of maintaining any such Intellectual Property.

                  (vii) Except as set forth in Section 4(p) of the Disclosure Schedule, to the Knowledge of the Company and any of the Sellers, no Person has infringed, is infringing or misappropriating any of the Company's Intellectual Property.

                  (viii) Except under confidentiality obligations, to the Knowledge of the Company and any of the Sellers, there has been no material disclosure to any third party of any Confidential Information that is necessary for the conduct of the Company's business.

                  (ix) Each employee and contractor who has had access to Confidential Information within the past five (5) years which is necessary for the conduct of the Company's Business has executed an agreement which includes an obligation to maintain the confidentiality of such information.

         (q) Accounts Receivable. All trade accounts and notes receivable of the Company attached to Section 4(q) of the Disclosure Schedule, represent actual sales made in the Ordinary Course of Business, and are true, correct and complete and free and clear of any Security Interest, offset or adjustment. The trade accounts and notes receivable set forth on Section 4(q) of the Disclosure
Schedule is a true and accurate list of all receivables of the Company as of the date of this Agreement and as of the Closing Date, when updated on the Closing Date. Except as set forth on Section 4(q) of the Disclosure Schedule, all accounts receivable are collectible in the Ordinary Course of Business.

         (r) Contracts.

                  (i) Section 4(r) of the Disclosure Schedule sets forth a list of all written and oral contracts to which the Company is a party or by which the Company or any of its assets or properties, is bound or subject (a) requiring or reasonably anticipated to require the payment by the Company of more than CAN$25,000 annually, (b) under which the Company is entitled to receive CAN$25,000 or more annually, (c) covering indebtedness (excluding trade payables incurred in the ordinary course of business) of the Company, including intercompany debt, (d) covering the employment of any employee of the Company, if upon termination of the employment of such employee (for any or no reason) the Company is obligated by contract to make a payment or payments to such employee and the aggregate amount of such payment(s) would exceed one (1) month's base salary of such employee, (e) not terminable by the Company, without penalty, within thirty (30) days following the Closing Date with total remaining consideration of CAN$25,000 or more, (f) terminable by or on behalf of the other party thereto on sixty (60) days notice or less with total remaining consideration of CAN$25,000 or more, (g) which obligates the Company to act as a guarantor or surety irrespective of the amount involved, (h) which are sales agency, franchise or similar agreements with total remaining consideration of CAN$25,000 or more, or (i) which are capital leases, loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements or equipment financing agreements relating to amounts in excess of CAN$25,000 (collectively, the "Material Contracts"). True, correct and complete copies of the written Material Contracts and true, correct and complete written descriptions of the oral Material Contracts requested by Buyer have heretofore been made available by the Company to Buyer.

                  (ii) There are no written or oral contracts, agreements, purchase orders, commitments, leases, agreements, understandings or arrangements, including loan arrangements, between the Company and any of their respective officers, directors, shareholders or any affiliate thereof, corporation or other entity, except as set forth on Section 4(r)(ii) of the Disclosure Schedule (a true, correct and complete copy of each such written document and a true, correct and complete written description of each such oral relationship having heretofore been made available by the Company to Buyer (collectively, the "Affiliate Contracts")).

                  (iii) Except as set forth on Section 4(r)(iii) of the Disclosure Schedule, all contracts and agreements, including Material Contracts and Affiliate Contracts, of any nature to which any Company is a party (the "Contracts") have been duly and validly executed by the applicable Company, and are in full force and effect. Except as set forth on Section 4(r)(iii) of the Disclosure Schedule, no event has occurred relating to the Company, nor does any condition or state of facts exist, which in any such case, after notice or the passage of time, would reasonably be expected to constitute a default of the Company under any such Contract, as to time or manner of performance, or as to warranties thereunder, or otherwise. All the Contracts are enforceable against the Company and, to the Company's and Sellers' knowledge, enforceable against the other parties to such Contracts in accordance with their respective terms. No tooling or other capital expenditure is required that will result in an expenditure of more than CAN$25,000, in connection with any existing Contracts or currently outstanding or contemplated bids or proposals.

         (s) Inventories and Supplies. The Company's inventories (raw materials, work-in-process and finished goods) and supplies reflected on the Financial Statements are valued as set forth on Section 4(s) of the Disclosure Schedule and the valuation methods have been applied consistently from a historical perspective.

         (t) Proposals and Bids. Each proposal and bid which the Company has outstanding on the date hereof, and as of the Closing Date, was prepared in a careful and workmanlike manner and none of such proposals, if accepted by the other party, shall be binding on the Company, unless and until accepted in writing by the Company.

         (u) Prepaid Items and Deposits. Section 4(u) of the Disclosure Schedule describes all of the prepaid items and deposits of the Company as of the date hereof, as updated on the Closing Date.

         (v) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         (w) Litigation. Section 4(w) of the Disclosure Schedule sets forth each instance in which the Company or any of its assets is subject to (i) any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, provincial or foreign jurisdiction. To the Knowledge of the Company and any of the Sellers, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such action, suit, proceeding, hearing, or investigation against the Company or any of its assets and no such action, suit, proceeding, hearing, or investigation has been threatened against the Company or any of its assets. To the Knowledge of the Company and any of the Sellers, no officer, director or key employee of the Company is subject to any injunction, judgment, order, decree, ruling, or charge that prohibits such officer, director or key employee from engaging in or continuing any conduct, activity, or practice relating to the Company's Business, whether from such Person's former employer or otherwise.

         (x) Personnel Matters. Section 4(x) of the Disclosure Schedule contains a true, complete and correct list of the names and job designations, descriptions and locations of all employees of the Company that have supervisory roles (the "Key Employees"), the current remuneration of each, including fringe benefits, and the basis for determining such remuneration if other than a fixed salary rate. Except as set forth on Section 4(x) of the Disclosure Schedule, no Key Employee of the Company has notified the Company, orally or in writing, of his/her intent or desire to terminate employment with the Company.

         (y) Suppliers. Except as set forth on Section 4(y) of the Disclosure Schedule, none of the Company's suppliers which cannot be replaced on commercially reasonable terms has evidenced to the Company its intention to cancel or terminate its business relationship with it.

         (z) Employee Benefits.

                  (i) Section 4(z)(i) of the Disclosure Schedule lists each Employee Benefit Plan whether formal or informal, funded or unfunded, registered or unregistered, insured or self-insured that is maintained or otherwise contributed to, or required to be contributed to, by or on behalf of the Company for the benefit of current or former employees or directors, officers, independent contractors or agents of the Company.

                  (ii) No events have occurred which would affect the registration of registered Employee Benefit Plans under applicable law.

                  (iii) Each Employee Benefit Plan has been duly established, qualified, registered, funded, invested, administered and maintained in compliance with its terms and with the requirements prescribed by applicable law, and is in full force and effect and in good standing under applicable law. All investments held by such Employee Benefit Plans comply in all respects with applicable law. Except as set forth in Section 4(z)(iii) of the Disclosure Schedule, the Company, acting jointly or individually, may unilaterally amend, modify, vary or terminate each Employee Benefit Plan, in whole or in part, subject only to approvals required by applicable law.

                  (iv) All contributions (including all employer contributions and employee salary reduction contributions) or premiums required to be paid, deducted or remitted and all obligations required to be performed by the Company pursuant to the terms of any Employee Benefit Plan or by applicable law, have been paid, deducted, remitted or performed in a timely fashion, there are no outstanding defaults or violations with regard to same and the Company has no liability with respect to any of the Employee Benefit Plans; and there are no liabilities for Taxes with respect to any Employee Benefit Plan.

                  (v) There has been no unlawful or improper removal or transfer of assets, including surplus assets, from the Employee Benefit Plans or the funds relating thereto and none of the Sellers, the Company or their agents, has been in breach of any fiduciary obligation with respect to the administration of the Employee Benefit Plans or the funds relating thereto, and the Company nor any of its agents has engaged in any transaction or acted or failed to act in a manner which could subject the Company to any liability for a breach of fiduciary duty under applicable law.

                  (vi) There has been no material change in the value of any Employee Benefit Plan since the last valuation which would affect the actuarial report or financial statements, and the actuarial assumptions used have not changed since the last valuation.

                  (vii) There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings pending or, to the knowledge of the Sellers or the Company, threatened with respect to the Employee Benefit Plans (other than routine claims for benefits) which could have a material adverse effect on the Company, the Business or any Employee Benefit Plan.

                  (viii) The Company and the Sellers have furnished to the Buyer all current and historical records and files relating to the Employee Benefit Plans including, without limiting the generality of the foregoing, all plan texts and funding agreements with respect to the Employee Benefit Plans, all employee data, and all other information and documentation necessary to administer the Employee Benefit Plans.

                  (ix) No promises or commitments have been made by the Company or Sellers to amend any Employee Benefit Plan, to provide increased benefits thereunder or to establish any new Employee Benefit Plan, except as required under applicable law or as disclosed in Section 4(z)(ix) of the Disclosure Schedule.

                  (x) The transactions contemplated in this Agreement will not, alone or in conjunction with the occurrence of any additional or subsequent event, result in any payment, or severance or otherwise, or acceleration, vesting or increase in benefits under any Employee Benefit Plan with respect to any employee.

                  (xi) None of the Employee Benefit Plans, except retirement and pension plans, provide post-retirement benefits to former employees. None of the Employee Benefit Plans require or permit retroactive increases in or assessments of premiums, contributions or payments. Any Employee Benefit Plan that is a multi-employer pension plan is fully funded on both a going concern basis and a termination basis in accordance with generally accepted actuarial practices and the requirements of applicable law.

                  (xii) There is no pending termination or winding-up procedure with respect to any of the Employee Benefit Plans, and no circumstances or event has occurred under which any of the Employee Benefit Plans could be declared terminated or wound-up in whole or in part under the terms of such Employee Benefit Plans or applicable law.

         (aa) Certain Business Relationships with the Company. None of the Sellers owns any asset, tangible or intangible, which is used in the Business of the Company. Section 4(aa) of the Disclosure Schedule sets forth a list of all agreements or other arrangements, including any loans or extensions of credit, between the Company and any of the Sellers or between the Company and any of its affiliates, directors, officers or employees.

         (bb) Customers. Section 4(bb) of the Disclosure Schedule lists the top ten (10) customers of the Company in terms of sales for each of the past two (2) complete calendar years, and the 8 months ended August 31, 2004 along with the contact information of the main contact at each such customer. Except as set forth on Section 4(bb) of the Disclosure Schedule, the Company has a good and ongoing relationship with its customers and to the knowledge of the Company and the Sellers, there will not be any material adverse change in any such relationship, whether as a result of the consummation of the transactions provided for in this Agreement or otherwise. No customer has evidenced its intention to cancel, terminate or alter its business relationship with the Company and, to the knowledge of the Company and the Sellers, there are no events or circumstances likely to cause any of those customers listed on Section 4(bb) of the Disclosure Schedule to terminate its relationship with the Company. To the Knowledge of the Company and any of the Sellers, no material supplier to or customer of the Company has threatened to terminate or modify its relationship with the Company.

         (cc) Product Warranties. Section 4(cc) of the Disclosure Schedule sets forth information on products sold by the Company and a schedule setting forth
(i) all claims asserted against the Company during the past two (2) years with respect to products, (ii) the costs of satisfying such claims, (iii) the cost of making adjustments or providing replacements with respect to returned products and (iv) any unasserted claims of that nature of which the Company has knowledge.

         (dd) Labor Matters.

                  (1) General. The Company is not a party to any labor agreement with respect to its employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company. There is no unfair labor practice charge or complaint against the Company pending before any governmental agency arising out of the Company's activities, and the Company has no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or to the Company's or any Seller's knowledge threatened against the Company nor is any grievance currently being asserted against it; and the Company has not experienced a work stoppage. There are no material controversies pending or, to the knowledge of the Company or any Seller, threatened between the Company and its employees, and neither the Company nor any Seller is aware of any facts which could reasonably result in any such controversy.

                  (2) Compliance. Except as set forth in Section 4(dd)(2) of the Disclosure Schedule, the Company is in material compliance with all applicable regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, occupational health and safety and the payment of social security and similar taxes and is not engaged in any unfair labor practice. The Company is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

                  (3) Severance Obligations. Except as set forth on Section 4(dd)(3) of the Disclosure Schedule, the Company has not entered into any severance, "stay-bonus" or similar arrangement in respect of any present or former employee or independent contractor that will result in any obligation (absolute or contingent) of the Company to make any payment to any present or former employee or independent contractor following termination of employment or independent contractor engagement or upon consummation of the transactions contemplated by this Agreement. Except as set forth on Section 4(dd)(3) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any employee plans.

         (ee) Insurance. Section 4(ee) of the Disclosure Schedule lists all insurance policies maintained by the Company. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. The Company has complied in all material respects with the terms and provisions of such policies. The Company has not at any time during the past five (5) years been denied or had any policy revoked or rescinded by an insurance carrier. The Company is not in default regarding the provisions of any insurance policy, and has not failed to give any notice or present any material claim required under any such policy in due and timely fashion. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Business which require or recommend changes in the conduct of the Business or require any repairs or other work to be done with respect to any of the properties, assets or operations of the Company.

         (ff) Financial Controls. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (a) all transactions are executed with management's authorization, (b) all transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company's assets, (c) access to the Company's assets are permitted only in accordance with management's authorization, (d) the reporting of the Company's assets is compared with existing assets at regular intervals, and (e) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

         (gg) Licenses and Permits. Except as set forth on Section 4(gg) of the Disclosure Schedule, the Company has secured or timely made applications for all material licenses, franchises, permits and other authorizations from governmental entities applicable to its Business (the "Permits"). Section 4(gg) of the Disclosure Schedule hereto sets forth a true, complete and correct list of all such Permits held, used or for which applications have been made by the Company and true and complete copies thereof have been made available to Buyer. Except as set forth in Section 4(gg) of the Disclosure Schedule, (a) no event has occurred that would cause any such issued Permit not to be in full force and effect, (b) the Company (or other designated permittee or licensee thereunder) is in compliance in all material respects with the terms, provisions and conditions thereof, (c) there are no outstanding violations, notices of noncompliance therewith, judgments, consent decrees, orders or judicial or administrative action(s) or proceedings(s) affecting any of said Permits and (d) no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would lawfully permit the suspension or revocation of any of said Permits other than by expiration of the term set forth therein.

         (hh) Environmental and Safety Matters. Except as set forth on Section 4(hh) of the Disclosure Schedule:

                  (i) the Company is in compliance and has conducted all activities and operations in compliance with all applicable Environmental Laws;

                  (ii) the Company has all Environmental Permits to conduct its operations or activities as currently conducted, all such Environmental Permits are in full force and effect, the Company has not received any written notice from any federal, state, local, provincial or foreign government (and all agencies thereof) that such governmental authority has or intends to suspend, adversely amend or revoke, whether in whole or in part, any such Environmental Permit and the Company has not received any written notice from any other Person that such Person has or intends to file suit challenging an application for any Environmental Permit or modification thereto;

                  (iii) to the Knowledge of any of the Sellers, there is no reasonable basis to believe that the Company may receive any Environmental Complaint, whether directed or issued to the Company, or relating or pertaining to any predecessor of the Company, to any prior owner, operator or occupant of the real property currently leased or subleased by the Company, to any real property currently leased or subleased by the Company or to any real property formerly leased or subleased by the Company or any predecessor of the Company which is reasonably likely to be adversely determined against the Company, and the Company has not received any Environmental Complaint which has not been fully resolved;

                  (iv) the Company has not sent Regulated Substances for storage, treatment, disposal, recycling, collection, refining, reclamation or other management to any site or facility which is identified or, to the Knowledge the Company or of any of the Sellers, proposed to be identified pursuant to Environmental Laws on any list of properties affected by Contamination, suspected to be affected by Contamination or which is the subject of a Remedial Action;

                  (v) The Company has sent Regulated Substances only to sites and facilities which were authorized to store, treat, dispose, recycle, collect, refine, reclaim or otherwise manage such Regulated Substances;

                  (vi) no Security Interest authorized by Environmental Laws exists against the real property leased or subleased by the Company and, to the Knowledge of the Company or any of the Sellers, there is no reasonable basis to believe that such a Security Interest may be imposed;

                  (vii) the transactions contemplated by this Agreement will not trigger nor have they triggered any obligation under any applicable Environmental Laws to make a filing, provide a notice, provide other disclosure or take any other action, or in the event that any such transaction-triggered obligation does arise or has arisen under any Environmental Laws, all such actions required thereby have been taken in compliance with applicable Environmental Laws;

                  (viii) the Company has conducted all activities and operations in compliance with all applicable environmental safety laws;

                  (ix) The Company does not use any above or underground tank and no such tank is located in, on or under the Real Property;

                  (x) no material capital expenditures are or will be required for compliance with applicable Environmental Laws now in force or which are due to be imposed within the next six months;

                  (xi) The Company has not conducted or submitted Remedial Action to any federal, state, local or foreign government (and all agencies thereof) nor was it required to submit or conduct such Remedial Action; and

                  (xii) the Company has not knowingly waived or released any Person's liability with regard to Contamination in, on, under or around any real property currently or formerly owned, occupied, leased or subleased by the Company nor retained or assumed, contractually or otherwise, any other Person's liability relative to such Contamination or any Environmental Complaint relating thereto.

         (ii) Government Contracts. Except as set forth on Section 4(ii) to the Disclosure Schedule, since January 1, 1999, the Company has not been a party to any contract or arrangement with any foreign, federal, state, provincial or local government agency. No such government contract is subject to any mechanism by which the contracting government agency can unilaterally initiate the renegotiation of amounts paid to the Company under such contract.

5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use his or its, and the Sellers shall cause the Company to use its, commercially reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         (b) Notices and Consents. The Sellers will cause the Company to give any notices to third parties, if requested to do so, and will cause the Company to use its best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Sellers, if required by law or otherwise to do so, will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies required to permit consummation of the transactions contemplated by this Agreement.

         (c) Operation of Business. The Sellers will cause the Company to operate in the Ordinary Course of Business (including using best efforts to preserve intact the business organizations and relationships with third parties, to keep available the services of key employees of the Company and to preserve beneficial relationships with customers and suppliers of the Company) and will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Company to:

                  (i) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business the primary purpose or effect of which will be to generate or preserve cash;

                  (ii) increase, decrease or otherwise change the Company's authorized share capital; purchase, redeem, retire, or otherwise acquire any shares of any capital stock; issue any shares of capital stock, or securities convertible into or exchangeable for capital stock; or declare or pay any dividend or other distribution or payment in respect of shares of capital stock;

                  (iii) pay or increase any bonuses, salaries, or other compensation to any stockholder, director, officer or (except in the Ordinary Course of Business) employee;

                  (iv) adopt, or increase payments to or benefits under, any profit-sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other Employee Benefit Plan for or with any employees of the Company;

                  (v) cancel or waive any material claims or rights of the Company;

                  (vi) sell (other than sales of inventory in the Ordinary Course of Business), lease, or otherwise dispose of any material asset or property of the Company for which the aggregate proceeds thereof or payments therefor exceed CAN$25,000, or sell, license or otherwise dispose of any of the Company's Intellectual Property;

                  (vii) make any capital expenditure, or a series of capital expenditures, exceeding CAN$25,000;

                  (viii) purchase any fixed assets which individually or in the aggregate exceeds CAN$25,000;

                  (ix) enter into any unusual operations or enter into a new line of business;

                  (x) incur, assume or guarantee any indebtedness other than in the Ordinary Course of Business, but in no event to exceed CAN$100,000 in the aggregate;

                  (xi) create or incur any Security Interest on any of the Company's assets, tangible or intangible;

                  (xii) materially change the accounting methods used by the Company;

                  (xiii) amend or authorize any amendment to, or modification of, the Company's charter documents or bylaws;

                  (xiv) do any act or fail to do any act which would cause a breach of any contract or commitment to which the Company is a party;

                  (xv) institute or settle any litigation;

                  (xvi) enter into any contract or commitment extending beyond the Closing Date, except in the Ordinary Course of Business, provided, however, that any bid in excess of CAN$100,000 shall require the affirmative written consent of Buyer;

                  (xvii) enter into or amend any agreement or contract material to the Company; or

                  (xviii) agree or commit to do any of the foregoing.

         (d) Full Access. The Sellers will cause the Company to permit representatives of the Buyer to have full access (and to make copies) during normal business hours only, and in a manner which will not cause any disruption to the normal business operations of the Company, to (i) all premises, plants, properties, books, records (including tax and financial records), contracts, and documents of or pertaining to the Company (including for the purpose of conducting a physical inventory) and (ii) all personnel (including officers and key employees) of the Company. No such visit, inspection, copying or receipt of information shall affect in any manner any of the representations, warranties, covenants, agreements, or stipulations of the Sellers under this Agreement or constitute a waiver thereof by Buyer. The Buyer will treat confidentially and hold as such any Confidential Information it receives from any of the Sellers or the Company in the course of the reviews contemplated by this Section 5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will either destroy or return to the Sellers and the Company all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

         (e) Notice of Developments; Supplemental Disclosures. Each Party will give prompt written notice to the others of any development causing a breach of any of his or its own representations and warranties contained in this Agreement. No disclosure by any Party pursuant to this Section 5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or affect, modify or limit in any way any representation, warranty, agreement or covenant of such Party made herein or pursuant hereto or the other Party's right to rely thereon.

         (f) No Negotiations. Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Sellers will not, and will cause the Company and each of its representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any unsolicited inquiries or proposals from any Person (other than Buyer) relating to any transaction involving the sale of the Business or assets (other than in the Ordinary Course of Business) of the Company or any of the share capital of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         (g) Payment of Indebtedness. The Sellers shall cause all of the indebtedness owed to the Company by any Seller, or by any affiliate of a Seller, to be paid in full prior to the Closing Date.

6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

         (b) Litigation Support. If and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties shall cooperate with him or it and his or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party.

         (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

         (d) Books and Records. The Buyer covenants and agrees with the Sellers as follows:

                  (i) The Buyer shall cause the Company not to, for a period of five years after the Closing Date, dispose of or destroy any of the business records or files of the Company relating to the periods prior to the Closing; provided, however, that Buyer or the Company may dispose of or destroy any such business records or files at any time during such five year period so long as Buyer first offers to transfer to the Sellers such business records or files at least thirty (30) days prior to the proposed date of such disposition or destruction.

                  (ii) The Buyer shall cause the Company to, for a period of five years after the Closing Date, allow the Sellers or its representatives access to all business records and files of the Company relating to the periods prior to the Closing Date, upon prior written request and during normal working hours, at the principal place of business of the Company or at any location where such records are stored, and the Sellers shall have the right, at the Sellers' expense, to make copies of any such records; provided, however, that any such access or copying shall be (A) available only for legitimate business or tax purposes and (ii) had or done in such a manner so as to minimize interference with the normal conduct of the Company's or Buyer's business.

         (e) Confidentiality. Each of the Parties shall and shall cause its affiliates and representatives to keep strictly confidential (i) any nonpublic information received from any other Party or its representatives (whether transferred in writing, orally, visually, electronically, by means of inspection or by other means) that relates to this Agreement, the transactions contemplated hereby, a Party or any affiliate of a Party, and (ii) any of the Confidential Information. For the avoidance of doubt, the terms and conditions of this
Section 6(e) supplement, but do not diminish, the obligations of the Parties under any existing confidentiality agreement between any Party.

         (f) Notice. The Buyer shall file, as and when required, a notice with the Director of Investments under the Investment Canada Act regarding the transaction contemplated by this Agreement.

7. CONDITIONS TO OBLIGATION TO CLOSE.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) all representations and warranties of the Sellers and the Company set forth in this Agreement shall have been true and correct in all respects on the date hereof and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any failure to be so true and correct has not had or would not have, individually or in the aggregate, a Material Adverse Effect (without the duplication of the effect of any standard of materiality specified in any such representation or warranty);

                  (ii) the Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing;

                  (iii) there shall not be pending or threatened by or before any governmental agency, tribunal, commission or court any action or proceeding seeking to restrain, enjoin, prohibit or invalidate the consummation of the transactions contemplated by this Agreement;

                  (iv) there shall not be any statute, rule, regulation, injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (v) there shall not be any material adverse change in the Company's Business, financial condition, prospects, projections, assets or operations since February 29, 2004;

                  (vi) since the date hereof, the Company shall not have suffered any loss on account of fire, flood, accident, strike or other calamity which has a Material Adverse Effect, whether or not such loss shall have been covered by insurance;

                  (vii) each Seller and the Chief Executive Officer or President of the Company shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 7(a)(i)-(vi) is satisfied in all respects and that, subject to the Disclosure Schedule, if any, all representations and warranties of each Seller or the Company, as the case may be, set forth in this Agreement are true and correct in all respects on the Closing Date with the same force and effect as though made on and as of the Closing Date;

                  (viii) the Sellers shall not have taken a distribution from the Company other than the distribution set forth on Section 4(k)(ii) of the Disclosure Schedule as reserved on the Company's February 29, 2004 balance sheet;

                  (ix) the Sellers shall have delivered to the Buyer a good standing certificate and certified charter documents of the Company, each of recent date, from the appropriate governmental agency in the jurisdiction in which the Company is organized and a good standing certificate for the Company of recent date from each jurisdiction in which the Company is qualified to do business;

                  (x) the Company shall have entered into a lease with Gestion Lafrenaie Inc. for the premises located at 8140 Lafrenaie, St. Leonard, Quebec, Montreal, Canada, HIP2A9, in the form attached as Exhibit B; ---------

                  (xi) each of the Company's existing directors and officers shall have resigned and the Company shall have received a release from each such director and officer reasonably satisfactory in form and substance to the Buyer;

                  (xii) the Company shall have entered into employment agreements with each of Daniel Molina and J. Mourain, for periods of 24 and 39 months respectively, in the form attached as Exhibits C and C-1, and a consulting agreement with Jean-Louis Mourain for a period of 24 months in the form attached as Exhibit D, each such agreement to contain customary provisions relating to non-competition and non-solicitation of customers and employees, and such agreements shall be in full force and effect except to the extent that the failure of any such agreement to be in full force and effect is attributable to the death of such individual;

                  (xiii) all indebtedness of the Company (for borrowed money) shall have been extinguished to the Buyer's reasonable satisfaction, and the Buyer shall have been provided with a payoff letter from each such financial institution;

                  (xiv) in connection with the repayment of all indebtedness, the Sellers shall deliver to Buyer termination statements from such applicable jurisdiction reflecting the release, by all secured lenders to the Company, of such Security Interest in the assets of the Company;

                  (xv) the Sellers shall have furnished to Buyer on the Closing Date, an opinion of their counsel, addressed to Buyer, substantially in the form of Exhibit E hereto;

                  (xvi) the Sellers shall have obtained all of the consents, authorizations, orders or approvals required in order to execute and deliver this Agreement and to perform their obligations hereunder (including the consent and approval of all governmental bodies, lenders, lessors and other third parties) and all actions, proceedings, instruments and documents reasonably deemed necessary or appropriate by Buyer and its counsel to effectuate this Agreement and the consummation of the transactions contemplated hereby, or incidental thereto, shall have been obtained;

                  (xvii) all requisite notice periods under any applicable governmental law, rule or regulation shall have expired;

                  (xviii) the Company and Bombardier shall have successfully executed and delivered to the others, an agreement relating to the supply of machined components and assemblies in support of Bombardier's various aircraft programs in form and substance satisfactory to the Buyer;

                  (xix) Each of the Sellers agree to execute, as of the Closing Date, a Certification to the Chief Executive Officer and Chief Financial Officer of RTI, substantially in the form of Exhibit F hereto, as may be required by certain other officers and employees of RTI, in connection with the completion and preparation of RTI's periodic reporting. Such Certifications shall be true and correct in all material respects; and

                  (xx) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required or reasonably necessary to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) all representations and warranties of the Buyer and RTI set forth in this Agreement shall have been true and correct in all respects on the date hereof and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any failure to be so true and correct has not had or would not reasonably be likely to have a material adverse effect on the ability of the Buyer or RTI to consummate the transactions contemplated by this Agreement (without the duplication of the effect of any standard of materiality specified in any such representation or warranty);

                  (ii) the Buyer and RTI, if applicable shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing;

                  (iii) there shall not be pending or threatened by or before any governmental agency, tribunal, commission or court any action or proceeding seeking to restrain, enjoin, prohibit or invalidate the consummation of the transactions contemplated by this Agreement;

                  (iv) the Buyer shall have obtained exemptions from the Quebec Securities Commission relating to (1) the issuance of the RTI Common Stock, and
(2) the subsequent sale of the RTI Common Stock by the Sellers, if such RTI Common Stock is issued pursuant to Section 2(b) hereof;

                  (v) in the event that Buyer elects to pay a portion of the Purchase Price, pursuant to Section 2(b)(i) hereof, in RTI Common Stock, the Buyer shall issue, or cause to be issued, a stock certificate or certificates for the RTI Common Stock, with each such certificate bearing the following restrictive legends:

                           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD,

                           OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (vi) The Company shall have entered into employment agreements with each of Daniel Molina and J. Mourain, for periods of 24 and 39 months respectively, in the form attached as Exhibits C and C-1, and a consulting agreement with Jean-Louis Mourain for a period of 24 months in the form attached as Exhibit D, each such agreement to contain customary provisions relating to non-competition and non-solicitation of customers and employees, and such agreements shall be in full force and effect except to the extent that the failure of any such agreement to be in full force and effect is attributable to the death of such individual; and

                  (vii) there shall not be any statute, rule, regulation, injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

The Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) General Indemnity.

                  (i) Subject to the limitations set forth in Section 8(b), the Sellers shall, jointly and severally, indemnify, defend and hold harmless Buyer and RTI, in the event a portion of the Purchase Price is paid in RTI Common Stock, and their respective affiliates, directors, officers, stockholders, employees, agents, representatives, successors and assigns against any and all claims, orders, Remedial Actions, losses, liabilities, damages, expenses (including reasonable attorney's fees and costs of suit, which shall include all penalties, expenses, fees, costs, amounts paid in settlement, expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), which may be asserted against, incurred or required to be paid by Buyer or its respective affiliates, directors, officers, stockholders, employees, agents, representatives, successors and assigns by reason or on account of (i) any breach of a representation or warranty made by the Sellers or the Company in this Agreement or in any other agreement, schedule or certificate delivered pursuant thereto; (ii) any failure by the Sellers or the Company to observe or perform their covenants and agreements set forth herein; and (iii) the existence of the facts and circumstances set forth on
Schedule 8(b).

                  (ii) Subject to the limitations set forth in Section 8(b), Buyer and RTI shall, jointly and severally, indemnify, defend and hold harmless the Sellers and their heirs and assigns against any and all claims, losses, liabilities, damages, expenses (including reasonable attorneys' fees and costs of suit, which shall include all penalties, expenses, fees, costs, amounts paid in settlement, expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), which may be asserted against, incurred or required to be paid by the Sellers or their respective heirs and assigns by reason or on account of (i) any breach of a representation or warranty made by the Buyer or RTI in this Agreement or in any other agreement, schedule or certificate delivered pursuant thereto; and (ii) any failure by Buyer or RTI to observe or perform its covenants and agreements set forth herein; provided, however, that the Sellers acknowledge and agree that Buyer's failure to pay to the Sellers any accrued amounts under their employment or consulting agreement entered into with the Company simultaneously with the consummation of this transaction, solely as a result of Section 8(g) hereof, shall not be a breach of this Agreement.

                  (iii) All indemnification payments pursuant to this Section 8 shall be deemed to be adjustments to the Purchase Price.

                  (iv) Any indemnification claim by the Buyer or the Sellers pursuant to this Section 8 shall accrue interest at a rate of five percent (5%) per annum from the date of the notice of such claim and through the date such claim is satisfied pursuant to the terms of this Agreement.

         (b) Limitation of General Indemnification Liability of Sellers.

                  (i) The Sellers shall have no liability for indemnification hereunder with respect to any claim resulting from a breach of their representations and warranties set forth in this Agreement or for matters set forth in Section 8(a) hereof unless the Sellers have been notified of the claim, in the manner provided under Section 8(e) hereof.

                  (ii) Notwithstanding anything to the contrary set forth in this Agreement, the Sellers shall be liable hereunder to Buyer for matters set forth in Section 8(a) hereof, to the extent that the losses, liabilities or damages incurred by or required to be paid by the Buyer and its respective affiliates, directors, officers, stockholders, employees, agents, representatives, successors and assigns shall exceed, in the aggregate, CAN$100,000 (or CAN$25,000 solely with respect to Section 4(hh)) (the "Basket"), and then only to the extent of such excess, in which event the Sellers shall be liable for all such losses incurred by the Buyer and its respective affiliates, directors, officers, stockholders, employees, agents, representatives, successors and assigns, provided, however, that the Basket shall not apply in connection with any claim or loss associated with the facts and circumstances set forth on Schedule 8(b), and provided, further, that the Sellers shall not be liable hereunder with respect to matters set forth in Section 8(a) hereof for any amount in excess of the Purchase Price except for (i) breaches of Section 4(hh) hereof or (ii) for any claim or loss associated with the facts and circumstances set forth on Schedule 8(b) for each of which Sellers shall have unlimited liability.

         (c) Limitation of General Liability of Buyer and RTI. Buyer and RTI shall have no liability for indemnification hereunder with respect to any claim resulting from a breach of their representations and warranties set forth in this Agreement or for matters set forth in Section 8(a) hereof unless Buyer or RTI, as the case may be, has been notified of the claim in the manner provided under Section 8(e) hereunder.

         (d) Survival of Representations and Warranties. Each of the representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect until 11:59:59 p.m. (Eastern standard time) on the first day of the twenty fifth (25th) calendar month following the Closing Date; provided, however, that notwithstanding the foregoing, the representations and warranties set forth in (1) Section 3(a)(i),
(2) Section 3(a)(iv), (3) Section 4(a), (4) Section 4(b), and (5) Section 4(hh) shall survive the Closing forever; provided, further, that notwithstanding the foregoing, the representations and warranties set forth in Section 4(l) and all other representations relating to Taxes shall survive the Closing for the applicable tax statute of limitations or prescriptive period plus sixty (60) days and any extensions or waivers thereof that were agreed to by the Sellers. The termination of any such representation and warranty, however, shall not affect any claim for breaches of representation or warranties if written notice thereof is given to the breaching Party or Parties on or prior to such termination date. All consents and indemnities of the Sellers in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided therein, remain in full force and effect forever.

         (e) Indemnification Procedures. Any Party making a claim for indemnification under this Section 8 (the "Indemnitee") shall notify the indemnifying Party (the "Indemnitor") of the claim in writing promptly after discovering the claim or receiving written notice of a claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided, however, that the failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the Indemnitor shall have been actually and materially prejudiced as a result of such failure. The obligations and liabilities of the Indemnitor with respect to claims resulting from the assertion of liability by any third party shall be subject to the following terms and conditions:

                  (i) In the event any action, suit or proceeding is brought against the Indemnitee, the action, suit or proceeding shall be defended (including all appeals) by the Indemnitor using legal counsel acceptable to the Indemnittee. The Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the Indemnitee's expense unless the Indemnitor has failed or refused to perform its obligations under the preceding sentence or unless the employment of such counsel and the payment of such fees and expenses shall have been specifically authorized by the Indemnitor. The Indemnitee shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is so represented. The Indemnitee shall make available to the Indemnitor and its attorneys and accountants all books and records of the Indemnitee relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of any such action, suit or proceeding. The Indemnitor shall consult with, and coordinate with the Indemnitee regarding all matters relating to any such action, suit or proceeding.

                  (ii) The Indemnitee shall not settle any claims without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

         (f) Sole Remedy. Except in the event of fraud and except as set forth in Section 8(b)(ii), the indemnification rights set forth in this Agreement shall be the sole and exclusive remedy of the Buyer with respect to any losses, liabilities, claims or other causes of action that arise from or relate to this Agreement or the Business.

         (g) Right of Offset. All claims for indemnification by the Indemnitee, in the case of the Buyer, may first be asserted against any accrued and unpaid bonuses payable to the Sellers pursuant to such Seller's employment or consulting agreement with the Company, provided that the Company shall be permitted to withhold payment to a Seller for an amount not to exceed the amount of the dispute until such time as the claim for indemnification by the Buyer shall have been resolved to the satisfaction of the Buyer but must, when such payments would otherwise be due pursuant to their terms, make payment of such withheld amount to counsel for the Sellers to hold in escrow pending the resolution of the claim for indemnification. Such counsel shall hold such funds in escrow and disburse them only as directed by a writing signed by both Sellers and Buyer once the claim for indemnification is resolved.

9. TERMINATION.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach but not later than September 30, 2004, or (B) if the Closing shall have not occurred on or before October 1, 2004, for whatever reason; and

                  (iii) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach but not later than September 30, 2004, or (B) if the Closing shall not have occurred on or before October 1, 2004, for whatever reason.

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that
(i) the confidentiality provisions contained in Section 5(d) above, and (ii) the provisions regarding expenses contained in Section 10(m) below shall survive termination. Except as limited by the preceding sentence, the exercise by any Party of the right to terminate this Agreement shall not terminate or limit any remedy that any Party may have at law or in equity by reason of another Party's breach or any obligation hereunder (including any breaches of representations, warranties, covenants or other agreements) prior to such termination.

         (c) Waiver. Compliance with the terms and conditions of this Agreement may be waived at any time by the Party entitled to the benefits thereof, but only by a written instrument executed by the Party waiving compliance. Any waiver by either Party hereto shall be without prejudice to such Party's future assertion of such rights, and any delay in exercising any right shall not operate as a waiver thereof.

10. GENERAL PROVISIONS.

         (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         (b) Effect of Investigation. Any inspection, preparation, or compilation of information or schedules, or audit of the inventories, properties, financial condition, or other matters relating to the Company conducted by or on behalf of the Buyer pursuant to this Agreement shall in no way limit, affect, or impair the ability of the Buyer to rely on the representations, warranties, covenants and agreements of the Sellers.

         (c) Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective heirs, executors, administrators, successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Buyer may assign any of its rights under this Agreement to RTI, any affiliate of RTI, or to any Subsidiary of RTI in such case, the Buyer and RTI will still be responsible along with the assignee of this Agreement.

         (f) Counterparts; Use of Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The reproduction of signatures by means of a telecopying device shall be treated as though such reproductions are executed originals.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. Any notice, request, demand or other communication given by any Party under this Agreement shall be in writing, may be given by a Party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by Canadian or United States Express Mail or similar overnight courier service which provides evidence of delivery, or (iii) when three (3) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the Party to whom directed at that Party's address as it appears below or another address of which that Party has given notice, or (iv) when transmitted by telex (or equivalent service), the sender having received the answer back of the addressee, or (v) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence. Notice shall be sufficient if given as follows:

         If to Mourain:                              With a copy (not constituting notice) to:

         790, chemin des Hirondelles                     Bernard Brassard
         Saint-Bruno (Quebec)  J3V 6E4                   101, boulevard Roland-Therrien, bureau 200
         Fax: (450) 653-8571                             Longueuil (Quebec) J4H 4B9
                                                         Attn: Marc Bernard, Esq.
                                                         Fax: (450) 670-0673

         If to Molina:                               With a copy (not constituting notice) to:

         C.P. 156, Station Anjou                         Bernard Brassard
         Anjou, Quebec, H1K 4G6                          101, boulevard Roland-Therrien, bureau 200
         Fax:                                            Longueuil (Quebec) J4H 4B9
                                                         Attn: Marc Bernard, Esq.
                                                         Fax: (450) 670-0673



         If to the Buyer:                            With a copy (not constituting notice) to:

         RTI-Claro, Inc.                                 Buchanan Ingersoll PC
         c/o RTI International Metals, Inc.              One Oxford Centre, 20th Floor
         1000 Warren Avenue                              301 Grant Street
         Niles, OH  44446                                Pittsburgh, PA  15219-1410
         Attn:  Dawne S. Hickton, Esq.                   Attn:  Richard D. Rose, Esq.
         Fax: (350) 544-7701                             Fax: (412) 562-1041

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law/Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the Province of Quebec, Canada and the laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the Province of Quebec, Canada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Province of Quebec, Canada. The Parties hereby submit to the personal jurisdiction of the Courts located within the Province of Quebec, Canada with respect to any dispute arising from this Agreement and agree not to contest such jurisdiction.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. The invalid provision shall be replaced by a provision which comes closely, to the extent validly possible, to the Parties intended interest.

         (l) Currency. All dollar amounts shall be in Canadian dollars and not United States dollars, unless expressly set forth in this Agreement.

         (m) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, provincial or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance and, therefore, to the extent a disclosure item is required to be disclosed on more than one Disclosure Schedule in order to make such representations or warranties accurate, an appropriate disclosure or cross-reference shall be included on all Schedules where such disclosure item would be required.

         (o) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (p) RTI Guaranty. RTI guarantees, solidarily with the Buyer, any and all representations, warranties and obligations expressly made by the Buyer pursuant to this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered, or caused their respective duly authorized representatives to duly execute and deliver, this Agreement as of the date first above written.


                                             BUYER:


                                             RTI-CLARO, INC.,
                                             a Quebec corporation


                                             By:  /s/ Michael Wellham
                                                --------------------------
                                                  Michael Wellham
                                                  President





                                             SELLERS:



                                             /s/ Jean-Louis Mourain
                                             -----------------------------
                                             Jean-Louis Mourain





                                             /s/ Daniel Molina
                                             -----------------------------
                                             Daniel Molina





                                             RTI INTERNATIONAL METALS, INC.,
                                             an Ohio corporation


                                             By:  /s/ Timothy Rupert
                                                  ------------------------
                                                  Timothy Rupert
                                                  Chief Executive Officer



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